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                                  EXHIBIT 99.3










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                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                                203 West Broadway
                           Pocahontas, Arkansas 72455
                                 (870) 892-4595


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be Held On _____________, 1998

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Pocahontas Federal Savings and Loan Association (the "Bank") will be held at _____________________________________________________
___________________, located at _____________________________________________, on _________________, 1998 at ____ __.m., Central time on ____________, 1998. As of the date hereof, the Bank is majority-owned by Pocahontas Federal Mutual Holding Company (the "Mutual Holding Company").

      A Proxy Statement and Proxy Card(s) are enclosed. The Special Meeting is for the purpose of considering and voting upon:

      A Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) the Bank will organize Pocahontas Bancorp, Inc. (the "Company") as a first tier Delaware chartered subsidiary; (ii) the Company will organize an interim federal savings association ("Interim") as a wholly owned subsidiary; (iii) the Mutual Holding Company will convert into an interim federal stock savings association and will simultaneously merge with and into the Bank with the Bank as the resulting entity and with shares of Bank common stock held by the Mutual Holding Company being canceled and each eligible account holder and supplemental eligible account holder of the Bank receiving an interest in the liquidation account of the Bank in exchange for such individual's interest in the Mutual Holding Company; (iv) Interim will merge with and into the Bank (the "Bank Merger") with the Bank as the resulting entity, with each Minority Stockholder receiving common stock of the Company in exchange for Minority Shares, based on the Exchange Ratio; (v) all of the shares of common stock of Interim held by the Company shall be converted into shares of common stock of the Bank; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale in the Offering shares of common stock in a subscription and, if necessary, community offering; and

      Such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

      The Board of Directors has fixed _______________, 1998 (the "Voting Record Date") as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment thereof. The following Proxy Statement is a summary of information about the proposal to be voted on at the Special Meeting. A more detailed description of the Mutual Holding Company, the Company, the Bank and the proposal to be voted upon at the Special Meeting is included in the Prospectus that you are receiving herewith and which is incorporated into the Proxy Statement by reference. Capitalized terms used herein without definition are defined in the Prospectus. Upon written request addressed to the Secretary of the Bank at the address given above, members may obtain an additional copy of the Prospectus, and/or a copy of the Plan of Conversion and exhibits thereto, including the Certificate of Incorporation and the Bylaws of the Company. In order to assure timely receipt of the additional copy of the Prospectus and/or the Plan, the written request should be received by the Bank by _______________, 1998. In addition, all such documents may be obtained at any office of the Bank.
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                                          By Order of the Board of Directors



                                          James A. Edington
                                          Secretary

________________, 1998
Pocahontas, Arkansas

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. RETURNING PROXY CARDS WILL NOT PREVENT YOU FROM VOTING IN PER-SON IF YOU ATTEND THE SPECIAL MEETING.

               YOUR VOTE IS VERY IMPORTANT. A FAILURE TO VOTE WILL
                HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.
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                                 PROXY STATEMENT
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                                203 West Broadway
                           Pocahontas, Arkansas 72455
                                 (870) 892-4595

                         Special Meeting of Stockholders
                        To be Held on _____________, 1998

                                  INTRODUCTION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pocahontas Federal Savings and Loan Association (the "Bank") for use at its Special Meeting of Stockholders (the "Special Meeting") to be held at ___________________________ located at _________________________ Arkansas, on _________________, 1998, at ____ __.m.,
Central time, and at any adjournments thereof, for the purposes set forth in the Notice of Special Meeting of Stockholders. The accompanying Notice of Special Meeting and this Proxy Statement is first being mailed to stockholders on or about February ____, 1998.

                              REVOCATION OF PROXIES

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Bank will be voted in accordance with the directions given thereon. Please sign and return your Proxy to the Bank in order for your vote to be counted. Proxies which are signed, but contain no instructions for voting, will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Special Meeting.

      Proxies may be revoked by sending written notice of revocation to the Secretary of the Bank, James A. Edington, at the address of the Bank shown above, or by filing a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Bank prior to the voting of such proxy.

      Holders of record of the Bank common stock at the close of business on _____________, 1998 (the "Voting Record Date") are entitled to one vote for each share held . As of the Voting Record Date, there were 1,632,424 shares of Bank common stock issued and outstanding, 862,500 of which were held by Pocahontas Federal Mutual Holding Company (the "Mutual Holding Company") and 769,924 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Special Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Pursuant to Office of Thrift Supervision ("OTS") regulations and the Plan of Conversion, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as certain other conditions including: (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by Minority Stockholders at a special meeting of Members called for the purpose of considering the Plan (the "Members' Meeting"), and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Bank common stock. Accordingly, broker non-votes will have the same effect as voting against the Plan of Conversion.

      The Bank believes that the Mutual Holding Company will vote its shares of common stock, which amount to approximately 52.8% of the outstanding shares, in favor of the Plan of Conversion.
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                  PROPOSAL - APPROVAL OF THE PLAN OF CONVERSION

      All persons receiving this proxy are also being given a prospectus (the "Prospectus") that describes the Conversion. The Prospectus, in its entirety, is incorporated herein and made a part hereof. Although the Prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase the common stock offered thereby. The Bank urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting.

                        DISSENTERS' AND APPRAISAL RIGHTS

      Under OTS regulations, Minority Stockholders will not have dissenters' rights or appraisal rights in connection with the exchange of their Bank common stock for shares of common stock of the Company.

                             STOCKHOLDERS PROPOSALS

      Any proposal which a stockholder wished to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of the Bank which is expected to be held in January 1998, must have been received at the main office of the Bank no later than ____________, 1998.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

      The Plan of Conversion sets forth the terms, conditions and provisions of the proposed Conversion. The proposed Certificate of Incorporation and Bylaws of the Company are exhibits to the Plan of Conversion. The Order Form is the means by which an order for the subscription and purchase of shares is placed. If you would like to receive an additional copy of the Prospectus, or a copy of the Plan of Conversion and the Certificate of Incorporation and Bylaws of the Company, you must request such materials in writing, addressed to the Bank's Secretary at the address given above. Such requests must be received by the Bank no later than ________________, 1998. Requesting such materials does not obligate you to purchase shares. If the Bank does not receive your request by ________________, 1998, you will not be entitled to have such materials mailed to you.

      To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or employees of the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses incurred in connection with such solicitation. The Bank has not retained a proxy solicitation firm to provide advisory services in connection with the solicitation of proxies, although Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the broker-dealer retained to assist in the marketing of Pocahontas Bancorp, Inc.'s common stock, has also agreed to assist in the proxy solicitations. FBR will receive compensation for their services as described in the section of the Prospectus titled "The Conversion--Plan of Distribution and Selling Commissions." The Bank will bear all costs of this solicitation.


                                       2
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      YOUR VOTE IS  IMPORTANT!  THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU
VOTE FOR THE PLAN OF CONVERSION.

      THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUBSCRIPTION SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.


                                       3
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                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION

                        FOR A SPECIAL MEETING OF MEMBERS
                      TO BE HELD ON _________________, 1998

      The undersigned members of Pocahontas Federal Savings and Loan Association (the "Bank), hereby appoint the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank to be held at _____________________ located at ______________________________, on _____________, 1998, at ____ _.m.,
Central time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

                                                               FOR    AGAINST
                                                               ---    -------

A Plan of Conversion and Reorganization (the "Plan" or         |_|      |_|
the "Plan of Conversion") pursuant to which (i) the Bank
will organize Pocahontas Bancorp, Inc. (the "Company")
as a first tier Delaware chartered subsidiary; (ii) the
Company will organize an interim federal savings
association ("Interim") as a wholly owned subsidiary;
(iii) the Mutual Holding Company will convert into an
interim federal stock savings association and will
simultaneously merge with and into the Bank with the
Bank as the resulting entity and with shares of Bank
common stock held by the Mutual Holding Company being
canceled and each eligible account holder and
supplemental eligible account holder of the Bank
receiving an interest in the liquidation account of the
Bank in exchange for such individual's interest in the
Mutual Holding Company; (iv) Interim will merge with and
into the Bank (the "Bank Merger") with the Bank as the
resulting entity, with each Minority Stockholder
receiving common stock of the Company in exchange for
Minority Shares, based on the Exchange Ratio; (v) all of
the shares of common stock of Interim held by the
Company shall be converted into shares of common stock
of the Bank; and (vi) contemporaneously with the Bank
Merger, the Company will offer for sale in the Offering
shares of common stock in a subscription and, if
necessary, community offering.
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      Such other business as may properly come before the Special Meeting of any adjournment thereof.

      NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                                       2
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                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREON


      Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said Special Meeting of the undersigned's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt of a Notice of Meeting of Members and a Proxy Statement dated _____________, 1998, prior to the execution of this Proxy.



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               Date



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             Signature

NOTE: Only one signature is required
      in the case of a joint account.

                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.